Exhibit 99.1
Press Release

Cigna Announces Enterprise Leadership Team for Combined Company

CEO David Cordani’s Leadership Team Will “Drive Improvements in Affordability, Choice and Quality for Customers and Clients; Sustained, Attractive Return for Shareholders”

Effective upon the Completion of the Express Scripts Merger, Expected by Year-End 2018

BLOOMFIELD, CT, September 27, 2018 – Cigna Corporation (NYSE: CI) (“Cigna”) today announced the enterprise leadership team for the combined Cigna and Express Scripts Holding Company (NASDAQ: ESRX) (“Express Scripts”) business following the close of their proposed transaction.

"This team is uniquely qualified to drive the improvements in affordability, choice and quality for our customers and clients, as well as the sustained attractive return for our shareholders, that this combination will deliver,” said David M. Cordani, President and Chief Executive Officer of Cigna. “I look forward to working with these highly-accomplished and experienced leaders. Together, we will achieve significant growth and accelerate the pace of change in health care in ways that continue to improve lives.”

Upon closing, the combined company will offer multiple growth platforms:
•	A commercial business, including employer-sponsored medical coverage
•	A government business, including Medicare offerings to seniors,
•	An international business, including global supplemental benefits and
•	A health services business, including Express Scripts.

As previously announced, David Cordani will serve as President and Chief Executive Officer of the combined company. Express Scripts President and Chief Executive Officer Tim Wentworth will head the health services business as President, Express Scripts and Cigna Services.

Additionally, the following executives will be members of the combined company’s enterprise leadership team, reporting to David Cordani:
•	Lisa Bacus, Chief Marketing Officer
•	Mark Boxer, Chief Information Officer
•	Brian Evanko, President, U.S. Government Business
•	Nicole Jones, General Counsel
•	Matthew Manders, President, Strategy & Solutions
•	Dr. Steven Miller, Chief Clinical Officer
•	John Murabito, Chief Human Resources Officer
•	Eric Palmer, Chief Financial Officer
•	Jason Sadler, President, International Markets
•	Michael Triplett, President, U.S. Commercial Business

Cigna and Express Scripts are working diligently through remaining regulatory reviews and the integration planning process. Until the close of the transaction, Cigna and Express Scripts continue to operate as two independent companies under their current leadership structures. The companies anticipate that the transaction will close by year-end 2018, subject to the satisfaction of all closing conditions.

Additional information is available at www.advancinghealthcare.com.

Contact

Ellie Polack, Media Relations
860-902-4906
Elinor.Polack@Cigna.com

Will McDowell, Investor Relations
215-761-4198
William.McDowell2@Cigna.com

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to helping people improve their health, well-being and sense of security. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Connecticut General Life Insurance Company, Life Insurance Company of North America, Cigna Life Insurance Company of New York, or their affiliates. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance. Cigna maintains sales capability in over 30 countries and jurisdictions, and has more than 95 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com. For more information about Cigna's proposed acquisition of Express Scripts, please visit www.advancinghealthcare.com.

FORWARD LOOKING STATEMENTS
Information included or incorporated by reference in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the "SEC") and press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions, including statements concerning the potential future performance of Cigna, Express Scripts, or the combined company, the potential for new laws or regulations, or any impact of any such new laws or regulations, including on the business of Cigna, Express Scripts or the combined company, the ability to achieve the anticipated benefits of the proposed merger, on the expected timeline or at all, the timeline for deleveraging the combined company, and the ability to consummate the proposed merger, on the anticipated timeline or at all, and other statements regarding the parties' future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements, including as they relate to Express Scripts or Cigna, the management of either such company, the transaction or any expected benefits of the transaction, involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Express Scripts and Cigna do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:
•
the inability of Express Scripts and Cigna to obtain regulatory approvals required for the merger or the requirement to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals;

•	the possibility that the anticipated benefits from the merger (including anticipated synergies) cannot be realized in full, or at all or may take longer to realize than expected;
•	a longer time than anticipated to consummate the proposed merger;
•	problems regarding the successful integration of the businesses of Express Scripts and Cigna;
•	unexpected costs regarding the proposed merger;
•	diversion of management's attention from ongoing business operations and opportunities;
•	potential litigation associated with the proposed merger;
•	the ability to retain key personnel;
•	the availability of financing;
•	effects on the businesses as a result of uncertainty surrounding the proposed merger;
•	the ability of the combined company to achieve financial, strategic and operational plans and initiatives;
•	the ability of the combined company to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers;
•	the impact of modifications to the combined company's operations and processes;
•	the ability of the combined company to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions;
•	the substantial level of government regulation over the combined company's business and the potential effects of new laws or regulations or changes in existing laws or regulations;
•	the outcome of litigation relating to the businesses of Express Scripts and Cigna, regulatory audits, investigations, actions and/or guaranty fund assessments;
•	uncertainties surrounding participation in government-sponsored programs such as Medicare;
•	the effectiveness and security of the combined company's information technology and other business systems;
•	unfavorable industry, economic or political conditions, including foreign currency movements;
•	acts of war, terrorism, natural disasters or pandemics; and
•	the industry may be subject to future risks that are described in SEC reports filed by Express Scripts and Cigna.
You should carefully consider these and other relevant factors, including those risk factors in this communication and other risks and uncertainties that affect the businesses of Express Scripts and Cigna described in their respective filings with the SEC, when reviewing any forward-looking statement. These factors are noted for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider the foregoing list, or the risks identified in SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking statements.